EXHIBIT 10.1.1

Terms of January 2009 Amendment to Employment Agreement
between Bay National Bank and Hugh W. Mohler

Hugh Mohler’s annual base compensation was voluntarily decreased from $255,000 as of January 1, 2008 to $229,500 as of September 5, 2008 and then decreased to $206,000, effective January 23, 2009.

No discretionary bonuses were paid to Mr. Mohler with respect to 2008 performance.